UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2010

AMERICAN PATRIOT FINANCIAL GROUP, INC.
(Exact name of registrant as specified in charter)
Tennessee	000-50771	20-0307691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3095 East Andrew Johnson Highway, Greeneville, Tennessee		37745
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (423) 636-1555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

American Patriot Bank (the “Bank”), a wholly-owned subsidiary of American Patriot Financial Group, Inc., a Tennessee corporation (the “Company”), previously announced that it had appointed John Donald Belew as the Chief Executive Officer of the Bank pursuant to an employment agreement effective August 26, 2009 (the “Employment Agreement”), by and between the Bank and Mr. Belew.

At that time, it was disclosed that following the expiration of a statutorily required notice period and approval by the Federal Reserve Bank of Atlanta, Mr. Belew would also become the Chief Executive Officer of the Company, and, that it was expected that the Company, the Bank and Mr. Belew would enter into an amendment to the Employment Agreement to reflect this additional appointment. The Federal Reserve Bank of Atlanta has approved Mr. Belew’s appointment as Chief Executive Officer of the Company, and the Company, the Bank and Mr. Belew have entered into an Amendment No. 1 to Mr. Belew’s Employment Agreement, dated as of January 21, 2010 (the “Amendment”), to reflect Mr. Belew’s additional appointment as the Chief Executive Officer of the Company. Other than to reflect this additional appointment, the terms of the Employment Agreement, a summary of which is set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2009, which summary is incorporated herein by reference, remain unchanged.

The description of the Amendment set forth above is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 1 to Employment Agreement, by and between American Patriot Financial Group, Inc., American Patriot Bank and John Donald Belew, dated as of January 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT FINANCIAL GROUP, INC.

Date: January 22, 2010	By:	/s/ T. Don Waddell
Name: T. Don Waddell
Title: Chief Financial Officer

EXHIBIT INDEX

10.1    Amendment No. 1 to Employment Agreement, by and between American Patriot Financial Group, Inc., American Patriot Bank and John Donald Belew, dated as of January 21, 2010.